EXHIBIT 10.3


                                    AMENDMENT
                                     TO THE
                            DEFERRED STOCK AGREEMENT
                                     BETWEEN
                      AMERICAN MEDICAL SECURITY GROUP, INC.
                                       AND
                                SAMUEL V. MILLER

         THIS AMENDMENT, dated as of September 15, 2004, is by and between American Medical Security Group, Inc., a Wisconsin corporation ("AMSG") and Samuel V. Miller (the "Executive") and is effective this 15th day of September, 2004.

                                    RECITALS

         AMSG and the Executive entered into a Deferred Stock Agreement, effective November 17, 1998, which provides that the Executive will receive 73,506 shares of AMSG common stock (the "Deferred Stock") on January 2nd of the year following the year in which the Executive's termination of employment occurs, to the extent that the Deferred Stock is vested on such date.

         The Deferred Stock fully vested on November 17, 2002.

         The Board of Directors of AMSG has approved the Agreement and Plan of Merger (the "Merger Agreement") to be entered into by and among AMSG, Pacificare Health Systems, Inc., a Delaware corporation, and Ashland Acquisition Corp., a newly formed Wisconsin corporation and a wholly-owned subsidiary of Parent.

         Section 2.4(b) of the Merger Agreement provides that immediately prior to the Effective Time (as defined in the Merger Agreement), the Deferred Stock shall be cancelled for a payment equal to the product of (i) the number of shares of AMSG common stock subject to such award, and (ii) the Merger Consideration (as defined in the Merger Agreement).

                                    AGREEMENT

         NOW THEREFORE, AMSG and the Executive agree as follows:

         1. Notwithstanding anything to the contrary contained in the Deferred Stock Agreement, immediately prior to the consummation of the Merger, the Deferred Stock shall be cancelled for a payment equal to the product of 73,506 and (ii) the Merger Consideration. Upon such event, AMSG shall have no further obligations to the Executive pursuant to the Deferred Stock Agreement.

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         2. In the event that the Merger is not consummated, this Amendment shall be of no force and effect.

         IN WITNESS WHEREOF, the parties have executed this Amendment on this 15th day of September, 2004.

                                      AMERICAN MEDICAL SECURITY GROUP


                                      By:    /s/ Timothy J. Moore
                                             Name:  Timothy J. Moore
                                             Title: Senior Vice President of
                                                    Corporate Affairs, General
                                                    Counsel and Secretary


                                      EXECUTIVE



                                      /s/ Samuel V. Miller



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